Exhibit 10.1
PS BUSINESS PARKS, L.P.
AMENDMENT NO. 1 TO
AMENDMENT TO AGREEMENT OF LIMITED
PARTNERSHIP RELATING TO
7.20% SERIES M CUMULATIVE REDEEMABLE
PREFERRED UNITS
     This Amendment No. 1, effective May 9, 2005 (this “Amendment”), to the Amendment to the Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the “Partnership”), dated as of May 2, 2005 (this “Initial Amendment”), further amends the Agreement of Limited Partnership of the Partnership, dated as of March 17, 1998, by and among PS Business Parks, Inc. (the “General Partner”) and each of the limited partners described on Exhibit A to that partnership agreement (as amended, the “Partnership Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Partnership Agreement. Section references are (unless otherwise specified) references to sections in this Amendment.
     WHEREAS, on May 2, 2005, the General Partner caused the Partnership to issue 3,000,000 Series M Preferred Units (as defined in the Initial Amendment);
     WHEREAS, the General Partner has agreed to cause the Partnership to issue an additional 300,000 Series M Preferred Units; and
     WHEREAS, the General Partner desires by this Amendment to so amend the Initial Amendment as of the date first set forth above to increase the number of Series M Preferred Units.
     NOW, THEREFORE, the Initial Amendment is hereby amended as follows:
     Section 1. Section 2(a) of the Initial Amendment is hereby amended and replaced, in its entirety, with the following:
Pursuant to Section 4.2(a) of the Partnership Agreement, a series of Partnership Units (as such term is defined in the Partnership Agreement) in the Partnership designated as the “7.20% Series M Cumulative Redeemable Preferred Units” (the “Series M Preferred Units”) is hereby established effective as of May 2, 2005. The number of Series M Preferred Units shall be 3,300,000. The Holders of Series M Preferred Units shall not have any Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership.
     Section 2. The second sentence of Section 3(a) of the Initial Amendment is hereby amended and replaced, in its entirety, with the following:
Such distributions shall be cumulative, shall accrue from the original date of issuance of the Series M Preferred Units, which shall be May 2, 2005 for the 3,000,000 Series M Preferred Units issued on such date and May 9, 2005 for the 300,000 Series M Preferred Units issued on such date and, notwithstanding Section 5.1 of the Partnership Agreement, will be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on June 30, 2005, and (ii) in the event of a redemption of Series M Preferred Units (each a “Series M Preferred Unit Distribution Payment Date”).
     Section 3. In order to duly reflect the issuance of the additional 300,000 Series M Preferred Units provided for herein, the Partnership Agreement is hereby further amended pursuant to Section 12.3 of the Partnership Agreement by replacing the current form of Exhibit C to the Initial Amendment (also referred to as Exhibit A to the Partnership Agreement) with the form of Exhibit C that is attached to this Amendment as Exhibit A.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

PS BUSINESS PARKS, INC.

By:	/s/ Edward A. Stokx

Name:	Edward A. Stokx
Title:	Executive Vice President, Chief Financial Officer